EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
The undersigned hereby certifies that the Form 10-Q Quarterly Report of Quaker Chemical Corporation (the “Company”) for the quarterly period ended March 31, 2024 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 2, 2024

/s/ Andrew E. Tometich
Andrew E. Tometich
Chief Executive Officer of Quaker Chemical Corporation
1